Exhibit 99.1

Soleno Therapeutics Announces Appointment of Veteran Industry Executive Birgitte Volck, M.D., Ph.D., to Board of Directors

June 12, 2019

REDWOOD CITY, Calif., June 12, 2019 (GLOBE NEWSWIRE) — Soleno Therapeutics, Inc. (“Soleno”) (NASDAQ: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, announced the appointment of Birgitte Volck, M.D., Ph.D., a veteran biopharmaceutical industry executive, to its Board of Directors, effective June 10, 2019. Dr. Volck’s appointment brings Soleno’s Board of Directors to seven members, six of whom are independent.

“We are extremely pleased to welcome Dr. Volck to our Board,” said Ernest Mario, Ph.D., Chairman of the Board of Directors of Soleno. “Dr. Volck’s extensive and diverse industry expertise, especially within rare diseases, will be essential to us as we continue to enroll patients into our Phase III DESTINY PWS trial evaluating Diazoxide Choline Controlled Release (DCCR) tablets for the treatment of Prader-Willi Syndrome. Moreover, Dr. Volck’s vast experience as an executive in both biotech and large pharma uniquely positions her to advise Soleno as we continue to grow our business and potentially evaluate DCCR in additional indications.”

Dr. Volck said, “I am excited to join Soleno’s Board of Directors at this transformational time in the Company’s history. I look forward to working with management and the rest of the Board as Soleno continues to advance DCCR as a potential treatment for those living with PWS and provide significant value to patients and caregivers.”

Since December 2018, Dr. Volck has served as the President R&D at AVROBIO Inc., a clinical stage gene therapy company. From 2016 to 2018, she served as head of Research and Development, Rare Diseases, for GlaxoSmithKline. From 2012 to 2016, Dr. Volck served as the Chief Medical Officer and Senior Vice President of Development at Swedish Orphan Biovitrum AB. Prior to this, from 2007 to 2012, she held various positions at Amgen Inc., including Executive Development Director, Bone, Neuroscience & Inflammation. From 2004 to 2007, Dr. Volck served as Nordic Medical Director and Project Director at Genzyme A/S, and from 2001 to 2004, she served as Head of Clinical Development and Medical Affairs at Pharmexa.

Dr. Volck currently serves as a director for Ascendis Pharma A/S. She also served as a director for Wilson Therapeutics AB from May 2017 to May 2018 until it was acquired by Alexion Pharmaceuticals for $850 million. Dr. Volck received her M.D. and Ph.D. degrees from Copenhagen University, Denmark.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company’s lead candidate, DCCR, a once-daily oral tablet for the treatment of PWS, is currently being evaluated in a Phase III clinical development program.

For more information, please visit www.soleno.life.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ability to complete the Phase III clinical development program of DCCR in PWS in 2019. We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in Soleno’s annual and quarterly reports filed with the Securities and Exchange Commission, including under the caption titled “Risk Factors.” Soleno expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

CONTACT:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578

Source: Soleno Therapeutics